Ply Gem Reports Fourth Quarter 2005 Results

March 27, 2006, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced fourth quarter 2005 net sales of $211.3 million, reflecting a 16.5% increase over the $181.4 million of net sales in the same period in 2004.  For the consolidated full year ended December 31, 2005, net sales were $838.9 million, or 33.9% higher than the $626.6 million of net sales for the combined and consolidated year ended December 31, 2004.  The results for 2005 include the operations of the Company’s subsidiary, MWM Holdings, Inc. (“MW”) for the full twelve months. MW was acquired by Ply Gem on August 27, 2004.  MW contributed $292.1 million of net sales for the full year 2005, and $92.3 million for the full year 2004.
            Operating earnings for the fourth quarter of 2005 were $19.6 million compared to $11.3 million for the fourth quarter of 2004.  For the full year ended December 31, 2005, operating earnings were $88.8 million compared to $62.2 million for the full year ended December 31, 2004.  MW contributed $37.4 million of operating earnings for the full year ended December 31, 2005, and $9.6 million for the full year ended December 31, 2004.
            Net income for the fourth quarter of 2005 was $3.7 million compared to a $1.1 million loss for the fourth quarter of 2004.  For the full year ended December 31, 2005, net income was $20.2 million compared to $14.3 million for the full year ended December 31, 2004.  Net income for the fourth quarter of 2005 and the full year ended December 31, 2005 included $0.2 million and $0.6 million of after tax impact of a foreign currency transaction gains, respectively.  Net income for the fourth quarter of 2004 and the full year ended December 31, 2004 included $0.5 and $1.5 million for after tax impact of a foreign currency transaction gains.
            Adjusted EBITDA for the fourth quarter of 2005 was $26.2 million compared to $19.0 million for the fourth quarter of 2004.  For the full year ended December 31, 2005, Adjusted EBITDA was $114.9 million compared to $83.7 million for the full year ended December 31, 2004.  MW contributed $47.6 million of Adjusted EBITDA for the full year ended December 31, 2005, and $13.0 million for the full year ended December 31, 2004.  Adjusted EBITDA for all periods presented exclude the impact of foreign currency transaction gains.
            Lee D. Meyer, President and CEO, said “We are pleased with our fourth quarter results.  The repair and remodel market recovered significantly and new construction products demand remained strong, driven not only by market conditions but also by our strong growing customer base which appears to be growing in excess of the market. This resulted in strong sales performance for the fourth quarter and created strong backlogs going into 2006.”  Mr. Meyer continued, “We were very effective at managing the aftermath of the late third quarter hurricanes both in meeting our customers’ expectations and in covering the material and freight cost run ups.  We, in fact, gained new business during the fourth quarter”.

            On February 12, 2004, Ply Gem Investment Holdings, Inc., through it wholly-owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc.(the “Ply Gem Acquisition”), in accordance with a stock purchase agreement entered into among Ply Gem Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for aggregate consideration of approximately $560.0 million, subject to a working capital adjustment and less net assumed indebtedness of $29.6 million, and the aggregate value of certain stock options cancelled or forfeited in conjunction with the Ply Gem Acquisition.  Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.
            On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holdings, Inc. (the “MW Acquisition”) in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp, on July 23, 2004, for aggregate consideration of approximately $320.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the MW Acquisition.
            As was announced on February 27, 2006, Ply Gem completed the acquisition of AWC Holding Company (together with its subsidiaries, “Alenco”).  Lee D. Meyer, President and Chief Executive Officer of Ply Gem, said, "We expect the combination of Ply Gem and Alenco will enable us to capitalize on attractive market opportunities. Alenco is an important element in establishing a footprint to serve our growing regional and national customers and accelerate our growth in the windows segment. Alenco’s products and service capabilities are extremely well respected and utilized in new construction. We look forward to joining forces with Brian Redpath, President and Chief Executive Officer of Alenco, his outstanding management team and all of the Alenco employees."
            Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital.  For more information, please visit the Company’s website at www.plygem.com.
            Ply Gem Management will host a conference call on March 27, 2006 at 11:00 a.m. EST to report fourth quarter results.  To participate please call 800-299-0148 and use call confirmation number 48375949.
                Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.
 This term is used for convenience only and is not intended as a precise description of any of the separate corporations.
This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	For the Three Months Ended

	December 31, 2005	December 31, 2004
	(Amounts in thousands)

Net Sales	$211,315	$181,438
Costs and Expenses:
Cost of products sold	164,496	144,747
Selling, general and administrative expense	24,810	22,483
Amortization of intangible assets	2,441	2,911
	191,747	170,141
Operating earnings	19,568	11,297
Foreign currency gain	265	877
Interest expense	(14,500)	(13,772)
Investment income	263	79
Income before provision for income taxes	5,596	(1,519)
Provision for income taxes	1,895	429
Net income	$3,701	$(1,090)

	Consolidated	Consolidated	Combined
	Ply Gem	Ply Gem	Ply Gem
	Holdings, Inc.	Holdings, Inc.	Industries, Inc.
	January 1, 2005	January 23, 2004	January 1, 2004
	to	to	to
	December 31, 2005	December 31, 2004	February 11, 2004
	(Amounts in thousands)

Net Sales	$838,868	$585,945	$40,612
Costs and Expenses:
Cost of products sold	647,576	448,733	33,611
Selling, general and administrative expense	92,738	67,568	8,345
Amortization of intangible assets	9,761	5,911	201
	750,075	522,212	42,157
Operating earnings	88,793	63,733	(1,545)
Foreign currency gain	1,010	2,473	-
Interest expense	(57,657)	(37,373)	(3,684)
Investment income	730	160	29
Income (loss) before provision (benefit) for
income taxes	32,876	28,993	(5,200)
Provision (benefit) for income taxes	12,651	11,311	(1,850)
Net income (loss)	$20,225	$17,682	$(3,350)

The accompanying notes are an integral part of this condensed consolidated and combined statement of operations.

1.         The accompanying condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, “Ply Gem Industries, Inc.”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2004 and 2005 audited consolidated financial statements of Ply Gem Holdings, Inc., and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

Ply Gem Holdings, Inc., a wholly-owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004 for the purpose of acquiring Ply Gem Industries, Inc.  The acquisition (the “Ply Gem Acquisition”) was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly-owned by a subsidiaryof WDS LLC, which was a wholly-owned subsidiary of Nortek, Inc.

The accompanying statements of operations include the consolidated results of operations for the period from January 1, 2005 to December 31, 2005, of Ply Gem Holdings, Inc. and its subsidiaries.  The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004 until the date of the Ply Gem Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through December 31, 2004.

Data for the predecessor period of January 1, 2004 through February 11, 2004, were prepared using the historical basis of accounting for Ply Gem Industries, Inc.  As a result of the Ply Gem Acquisition on February 12, 2004, we applied purchase accounting.  Therefore, the results of the period January 23, 2004 through December 31, 2004 have been impacted by those purchase accounting adjustments.  During the period of January 23, 2004 through February 11, 2004 there were no operations of Ply Gem Holdings, Inc.

2.         Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.  The following table sets forth the reconciliation of Adjusted EBITDA to net income (loss) for Ply Gem as a whole and that portion contributed by MW:

	Ply Gem	Ply Gem	Ply Gem
	Holdings, Inc. January 1, 2005 to December 31, 2005	Holdings, Inc. January 23, 2004 to December 31, 2004	Industries, Inc. January 1, 2004 to February 11, 2004
	(amounts in thousands)

Net income (loss)	$20,225	$17,682	$(3,350)
Interest expense, net	56,927	37,213	3,655
Provision (benefit) for income taxes	12,651	11,311	(1,850)
Depreciation and amortization	26,125	17,745	1,373
Non Cash gain on currency transaction	(1,010)	(2,473)	-
Non Cash charge of purchase price	-	2,416	-
allocated to inventories
Adjusted EBITDA	$114,918	$83,894	$(172)

	For the three months ended
	December 31, 2005	December 31, 2004
	(amounts in thousands)

Net income (loss)	$3,701	$(1,090)
Interest expense, net	14,237	13,693
Provision (benefit) for income taxes	1,895	(429)
Depreciation and amortization	6,629	7,297
Non Cash gain on currency transaction	(265)	(877)
Non Cash charge of purchase price allocated to inventories	-	442

Adjusted EBITDA	$26,197	$19,036

	MWM Holdings, Inc.	MWM Holdings, Inc
	January 1, 2005 to	For the three months
	December 31, 2005	ended December 31, 2005
	(amounts in thousands)

Net income (loss)	$22,784	$4,807
Interest expense, net	-	-
Provision (benefit) for income taxes	14,567	3,073
Depreciation and amortization	10,244	2,639
Adjusted EBITDA	$47,595	$10,519

3.	Long-term debt amounts in the selected balance sheets at December 31, 2005 and December 31, 2004 consisted of the following:

	December 31, 2005	December 31, 2004
	(amounts in thousands)

Senior term loan facility	$277,192	$304,501
Senior revolver credit facility	-	-
Senior subordinated notes	360,276	360,321
Asset financing obligation	-	35,769
Other borrowings	-	7,000
	637,468	707,591
Less current maturities	1,692	2,784
	$635,776	$704,807

On August 27, 2004, Ply Gem Industries, Inc. entered into a sale and leaseback transaction with net proceeds of approximately $36.0 million being used to fund a portion of the acquisition of MWM Holding, Inc.  It was the Company’s intention that these leases meet the criteria for a sale leaseback transaction and receive accounting treatment as operating leases.  Following Ply Gem’s review, the original lease agreements were executed and treated as a sale leaseback transaction and were accounted for as operating leases in the Company’s third quarter 2004 results.  After further review in connection with the preparation of the December 31, 2004 financial statements, the Company concluded that for the periods from August 27, 2004 through October 2, 2004 (Ply Gem Holdings, Inc.’s third quarter) and from October 3, 2004 to December 31, 2004 and January 1, 2005 until amended leases became effective on March 29, 2005, these leases did not meet the sale leaseback accounting criteria.  The primary discrepancy that was identified in the leases related to default and exchange provisions contained within the original leases that resulted in prohibited forms of continuing involvement.  Therefore, as of December 31, 2004 approximately $36.0 million of asset financing obligation was recorded on the balance sheet.  The lease agreements were amended effective March 29, 2005 and as of the end of the first quarter, April 2, 2005, the assets and financing obligation liability have been removed from the balance sheet.

4.        The following is a summary of selected balance sheet amounts at December 31, 2005 and December 31, 2004:

	December 31, 2005	December 31, 2004
	(Amounts in thousands)

Cash and cash equivalents	$22,173	$6,794
Accounts receivable, less allowances	70,357	65,217
Inventories	55,218	61,496
Prepaid expenses and other current assets	9,427	9,796
Property and equipment, net	109,728	147,036
Goodwill	578,992	585,150
Intangible assets, net	152,894	162,657
Accounts payable	42,342	34,600
Current maturities of long-term debt	1,692	2,784
Long-term debt, less current maturities	635,776	704,807	*
Stockholder's Equity	215,514	195,407

* Long-term debt at December 31, 2004 includes $35,769 of asset financing obligation from Ply Gem’s sale lease-back transaction that was completed in connection with the MW Acquisition on August 27, 2004.